Exhibit 1.1

EXECUTION VERSION

Moelis & Company

Class A Common Stock

(par value $0.01 per share)

Underwriting Agreement

August 1, 2018

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

Moelis & Company, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to you, the Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of 5,000,000 shares (the “Shares”) of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”) of the Company. The Company will use the proceeds it receives from the sale of any Shares to purchase from certain holders thereof Class A partnership units (“Class A Units”) in Moelis & Company Group LP (“Group LP”), a Delaware limited partnership, the general partner of which is a wholly owned subsidiary of the Company, and other equity interests of the Company and its affiliate as described in the Pricing Disclosure Package (as defined below). The Company and Group LP, jointly and severally represent and warrant to, and agree with each of the Underwriters that:

(a)          An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-221743) (the “Initial Registration Statement”), in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; the Initial Registration Statement and any post-effective amendment thereto became effective on filing; other than prospectuses filed pursuant to Rule 424(b) under the Act, each in the form heretofore delivered to you, no other document with respect to the Initial Registration Statement or any document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any part thereof, has been issued and no proceeding for that purpose has been initiated or, to the Company’s and Group LP’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Shares, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act, and documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”;

(b)          No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein;

(c)          For the purposes of this Agreement, the “Applicable Time” is 4:45 p.m. (New York City time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(a) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, each as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein;

(d)          The documents incorporated by reference in any Preliminary Prospectus, the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth in Schedule II(c) hereto;

(e)          The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein;

(f)          The Company, Group LP and their subsidiaries have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with their business, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Company, Group LP or any of their subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company, Group LP and their subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package;

(g)          None of the Company, Group LP or their subsidiaries own any real property. The Company, Group LP and their subsidiaries have good and marketable title to all personal property owned by each of them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, Group LP and their subsidiaries; and any real property and buildings held under lease by the Company, Group LP and their subsidiaries are held by them under valid, subsisting and enforceable leases (subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally, and (ii) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity)) with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, Group LP and their subsidiaries, taken as a whole;

(h)          The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (to the extent such concept is recognized in such jurisdictions) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company, Group LP and their subsidiaries, taken as a whole (a “Material Adverse Effect”); Group LP and each other subsidiary of the Company has been duly incorporated, formed or organized and is validly existing and in good standing (to the extent such concept is recognized in such jurisdictions) under the laws of its jurisdiction of organization, except to the extent that the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company does not own or control, directly or indirectly, any corporation, association, company or other entity that is not listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

(i)          The Company has an authorized capitalization as set forth in the Pricing Prospectus under the caption “Capitalization” and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the capital stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued equity interests of Group LP and each other subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable (to the extent such concept is applicable) and (except as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(j)          The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Class A Common Stock contained in the Pricing Disclosure Package and the Prospectus;

(k)          The consolidated financial statements (including the related notes thereto) of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company, and presents fairly in all material respects the information shown thereby;

(l)          The issue and sale of the Shares and the compliance by the Company and Group LP with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Group LP or any of their subsidiaries is a party or by which the Company, Group LP or any of their subsidiaries is bound or to which any of the property or assets of the Company, Group LP or any of their subsidiaries is subject, (ii) result in any violation of the provisions of the certificate of incorporation, by-laws, limited partnership agreement, operating agreement or any other constituent document, as applicable, of the Company, Group LP or any of their subsidiaries, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, Group LP or any of their subsidiaries or any of their properties, except, with respect to clauses (i) and (iii), for such conflicts, breaches or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the transactions contemplated hereby; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company and Group LP of the transactions contemplated by this Agreement, except (A) the registration under the Act of the Shares, (B) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (C) such consents, approvals, authorizations, orders, registrations or qualifications as have been obtained;

(m)          The Company is not (i) in violation of its certificate of incorporation or by-laws or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii) for such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(n)          None of the Company’s subsidiaries, Group LP or any of its subsidiaries is (i) in violation of its certificate of incorporation, by-laws, limited partnership agreement, operating agreement or any other constituent document, as applicable, or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii), for such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(o)          The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Class A and Class B common stock, under the caption “Certain United States Federal Income Tax Considerations” and under the captions “Plan of Distribution” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair, in all material respects;

(p)          Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company, Group LP or any of their subsidiaries is a party or of which any property of the Company, Group LP or any of their subsidiaries is the subject, except for such proceedings that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the Company’s and Group LP’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(q)          None of the Company, Group LP or any of their subsidiaries is and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, none will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(r)          At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(s)          Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(t)          The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the applicable requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. To the Company’s and Group LP’s knowledge, the Company’s internal control over financial reporting is effective and neither the Company nor Group LP is aware of any material weaknesses in the Company’s internal control over financial reporting;

(u)          Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(v)          The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the applicable requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company, Group LP and their subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and to the Company’s and Group LP’s knowledge, such disclosure controls and procedures are effective;

(w)          All statistical or market-related data included in the Registration Statement, the Pricing Disclosure Package or any Issuer Free Writing Prospectus are based on or derived from sources that the Company and Group LP believe to be reliable and accurate, and no consent for the use of such data is required other than those consents that have been obtained;

(x)          All tax returns required to be filed by the Company, Group LP or any of their subsidiaries have been timely filed or extensions to file such returns have been timely requested (except in any case in which the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect) and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided;

(y)          The Company, Group LP and each of their subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as the Company and Group LP believe to be adequate for the conduct of their respective businesses and the value of their respective properties;

(z)          The Company, Group LP and each of their subsidiaries have such registrations with and permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of, governmental or regulatory authorities (“Permits”), in each case as are necessary under applicable law to own the properties and conduct the businesses of the Company, Group LP and each of their subsidiaries in the manner described in the Pricing Prospectus, except where the failure to have any such Permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company, Group LP and their subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, in each case except for any such failure or event that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries, and, to the Company’s and Group LP’s knowledge, each of the Company’s, its subsidiaries’ and Group LP’s respective officers, partners and employees, is a member in good standing of each federal, state or foreign exchange, board of trade, clearing house, association, self-regulatory or similar organization, in each case as are necessary to own the properties and conduct the businesses of the Company, Group LP and each of their subsidiaries in the manner described in the Pricing Prospectus, except to the extent any such failure to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(aa)          (i) None of the Company, Group LP or any of their subsidiaries (other than Moelis & Company LLC) is, or will as a result of the transactions contemplated by this Agreement be, required to register as a broker-dealer under the Exchange Act and the rules and regulations of the Commission thereunder or the securities laws of any state; (ii) to the Company’s and Group LP’s knowledge, no officer, partner or employee of the Company, Group LP or any of their subsidiaries is, or will as a result of the transactions contemplated by this Agreement be, required to register as a broker-dealer under the Exchange Act and the rules and regulations of the Commission thereunder or the securities laws of any state, other than such officers, partners and employees of the Company, Group LP or any of their subsidiaries who are so registered under the Exchange Act and in such jurisdictions as of the date hereof; and (iii) Moelis & Company LLC is duly registered, licensed and qualified as a broker-dealer under the Exchange Act and the rules and regulations of the Commission thereunder and the securities laws of each state where the conduct of its business requires such registration and is duly registered and is in good standing with FINRA;

(bb)          The Company, Group LP and each of their subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted, and to their knowledge, the conduct of their respective businesses does not and will not infringe any such intellectual property rights of a third party, nor have they received any notice thereof from a third party that is undisclosed as of the date hereof, except in each case that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(cc)          This Agreement has been duly authorized, executed and delivered by the Company and Group LP.

(dd)          None of the Company, Group LP, any of their subsidiaries, any of their respective directors, officers or controlled affiliates or, to the knowledge of the Company or Group LP, any of their respective employees, or any other agent of or person associated with or acting on behalf of the Company, Group LP or any of their subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act of 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Company, Group LP and their subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with this representation and warranty;

(ee)          The operations of the Company, Group LP and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company, Group LP or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or Group LP, threatened;

(ff)          None of the Company, Group LP, any of their subsidiaries, any of their directors or officers, or, to the knowledge of the Company or Group LP, any of their employees or affiliates, or any agent of the Company, Group LP or any of their subsidiaries is, or is controlled by an individual or entity that is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or any similar sanctions imposed by any other authority to which the Company, Group LP or any of their subsidiaries is currently subject (collectively, “Sanctions”) or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, Cuba, Iran, North Korea, Sudan, Syria and Crimea), and the Company and Group LP will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; for the past five years, the Company, Group LP and their subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(gg)          Neither the Company nor Group LP has taken and neither will take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares;

(hh)          Except to the extent restricted by applicable corporate or other organizational law or by applicable regulatory net capital rules to which they are subject or as otherwise described in the Pricing Prospectus, neither Group LP nor any other subsidiary of the Company is currently prohibited, directly or indirectly, from making distributions on such subsidiary’s capital stock or other equity interests or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company;

(ii)          The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(jj)          Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) (x) to the Company’s knowledge after due inquiry, there has been no security breach or other compromise of or relating to the Company’s, Group LP’s or any of their subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) none of the Company, Group LP or any of their subsidiaries have been notified of, or have any knowledge of any event that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) the Company, Group LP and their subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of clauses (i) and  (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company, Group LP and their subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices;

Any certificate signed by any officer of the Company or Group LP and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Company or Group LP, as applicable, as to the matters covered thereby, to each Underwriter.

2.          Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $60.16, the number of Shares set forth opposite the name of such Underwriter in Schedule I hereto.

3.          Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

4.          (a) The Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Underwriters may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriters, through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Underwriters at least forty-eight hours in advance. To the extent the Shares are delivered in certificated form and not in book-entry form through the facilities of DTC, the Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Shares, 9:30 a.m., New York City time, on August 6, 2018 or such other time and date as the Underwriters and the Company may agree upon in writing. Such time and date for delivery of the Shares is herein called the “Time of Delivery”.

(b)          The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (the “Closing Location”), and the Shares in certificated form, if any, will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 10:00 a.m., New York City time, on the New York Business Day preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.          The Company and Group LP jointly and severally agree with each of the Underwriters:

(a)          To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Pricing Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including amending the Registration Statement or filing a new registration statement as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)          If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by the Underwriters and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by the Underwriters promptly after reasonable notice thereof;

(c)          If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, to file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Underwriters. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Underwriters and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d)          Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction;

(e)          Prior to 10:00 a.m., New York City time, on the second New York Business Day following the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities (whose name and address the Underwriters shall furnish to the Company) as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f)          To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Act), which may be satisfied by filing on the Commission’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system;

(g)          (1) During the period beginning from the date hereof and continuing to and including the date that is forty-five (45) days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Class A Common Stock, Class B common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Class A Common Stock or any such substantially similar securities (“Lock-Up Securities”), or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise, without your prior written consent; provided, however, that the restrictions in the foregoing sentence shall not apply to (A) the Shares to be sold to the Underwriters hereunder, (B) options, restricted stock units, restricted stock or other equity awards to acquire Lock-Up Securities granted pursuant to the Company’s equity incentive plans that are described in the Pricing Prospectus, (C) the issuance of Lock-Up Securities upon the exercise, vesting or other settlement of any such options, restricted stock units or other equity awards to acquire Lock-Up Securities, (D) Lock-Up Securities issued or sold pursuant to the Company’s acquisition of one or more businesses, assets, products or technologies (whether by means of merger, stock purchase, asset purchase or otherwise) or in connection with joint ventures, commercial relationships or other strategic transactions approved by the Company’s board of directors, provided that the aggregate number of Lock-Up Securities that the Company may sell or issue or agree to sell or issue in such transactions, taken together, pursuant to this clause (D) shall not exceed 5% of the total number of shares of Class A Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement (assuming all Group LP Class A Units outstanding are exchanged for newly issued shares of Class A Common Stock of the Company), (E) the filing with the Commission by the Company of a registration statement on Form S-8, and (F) the issuance of Lock-Up Securities upon the conversion of shares of Class B common stock into shares of Class A Common Stock, but only if the holders of such Lock-Up Securities issued under (D) and (F) above agree to execute a lock-up letter described in Section 8(i) hereof (to the extent such holder has not previously signed a lock-up letter covering such Lock-Up Securities);

(e)          (2) Without the written consent of the Underwriters, prior to the expiration of the Lock-Up Period (i) not to waive or release any person or entity from the terms of any contractual restriction contained in an agreement between the Company or Group LP, as applicable, and such person or entity, which prohibits such person or entity from (A) offering, selling, contracting to sell, pledging, granting any option to purchase, making any short sale or otherwise transferring or disposing of, directly or indirectly, or filing with the Commission a registration statement under the Act relating to, any Lock-Up Securities, or publicly disclosing the intention to make any offer, sale, pledge, disposition or filing or (B) entering into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise (such transaction, a “Transfer”) and (ii) not to, and cause any subsidiary not to, consent to any Transfer by any person that requires consent pursuant to the limited partnership agreement of Group LP. The Company and Group LP shall notify the Underwriters immediately upon becoming aware that any person or entity has breached any such contractual restriction;

(h)          During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the Company may satisfy the requirements of this subsection by making any such reports, communications or information generally available on its website or by filing such information with the Commission via EDGAR;

(i)          During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Underwriters as soon as they are available and upon the Underwriter’s request, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed, provided that the Company shall not be required to provide documents that are available through EDGAR; and provided, further, that the Company may satisfy the requirements of this subsection by making any such report, communication or information generally available on its website under the “Investor Relations” section thereof;

(j)          To use the proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Disclosure Package under the caption “Use of Proceeds”; and

(k)          Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s, Group LP’s and any of their subsidiaries’ trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred. The Underwriters agree that the Company has the right to approve in advance all uses and placements of its trademarks, servicemarks and logos on the website, provided that, once a use is approved, no future approval is required unless material changes are made.

6.          (a)          The Company represents and agrees that, without the prior consent of the Underwriters, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing  prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Underwriters is listed on Schedule II(b) hereto;

(b)          The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(c)          The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein.

7.          Each of the Company and Group LP covenants and agrees with the several Underwriters that the Company and Group LP will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state or foreign securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the New York Stock Exchange (the “Exchange”); (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters (up to a maximum of $20,000) in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8.          The obligations of the Underwriters hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and Group LP herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and Group LP shall have performed all of their obligations hereunder theretofore to be performed and the following additional conditions:

(a)          The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)          Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you, with respect to matters you reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)          Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company shall have furnished to you its written opinion and negative assurance letter, each dated the Time of Delivery, in form and substance satisfactory to you, with respect to matters you reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d)          On the date of the Prospectus, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(e)          (i) None of the Company, Group LP or any of their subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company, Group LP or any of their subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company, Group LP and their subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(f)          On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities;

(g)          On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)          The Shares to be sold at the Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(i)          The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from the entities and individuals listed on Schedule III, substantially in form of Annex I hereto;

(j)          The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the second New York Business Day after the date hereof;

(k)          The Company and Group LP shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and Group LP satisfactory to you as to the accuracy of the representations and warranties of the Company and Group LP herein at and as of the Time of Delivery, as to the performance by the Company and Group LP of all of their obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section 8 and as to such other matters as you may reasonably request; and

(l)          FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

9.          (a)  The Company and Group LP, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and Group LP shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein.

(b)          Each Underwriter will indemnify and hold harmless the Company and Group LP against any losses, claims, damages or liabilities to which the Company or Group LP may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and will reimburse the Company and Group LP for any legal or other expenses reasonably incurred by the Company and Group LP in connection with investigating or defending any such action or claim as such expenses are incurred.  The Underwriters’ obligations in this subsection (b) are several and not joint.

(c)          Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties except (i) to the extent that local counsel or counsel with specialized expertise (in addition to any regular counsel) is required to effectively defend against any such action or proceeding or (ii) if the indemnifying party and the indemnified party shall have mutually agreed on the retention of such counsel (regular, local or of specialized expertise). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)          If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and Group LP on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Group LP on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and Group LP on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and Group LP bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Group LP on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and Group LP and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)          The obligations of the Company and Group LP under this Section 9 shall be in addition to any liability which the Company or Group LP may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.          (a)  If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at the Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)          If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)          If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.          The respective indemnities, agreements, representations, warranties and other statements of the Company and Group LP and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or Group LP, or any officer or director or controlling person of the Company or Group LP, and shall survive delivery of and payment for the Shares.

12.          If this Agreement shall be terminated pursuant to Section 10 hereof, the Company or Group LP shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company and Group LP will reimburse the Underwriters for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and Group LP shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.          All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you at J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Department and Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Facsimile: (646) 855 3073, Attention: Syndicate Department with a copy to Facsimile: (212) 230-8730, Attention: ECM Legal; and if to the Company and Group LP shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.          This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, Group LP and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company, Group LP and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.          Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.          The Company and Group LP acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or Group LP, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or Group LP with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or Group LP on other matters) or any other obligation to the Company or Group LP except the obligations expressly set forth in this Agreement and (iv) the Company and Group LP have consulted their own legal and financial advisors to the extent they deemed appropriate. Each of the Company and Group LP agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or Group LP, in connection with such transaction or the process leading thereto.

17.          This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, Group LP and the Underwriters, or any of them, with respect to the subject matter hereof.

18.          THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company and Group LP agree that any suit or proceeding arising in respect of this Agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and Group LP agree to submit to the jurisdiction of, and to venue in, such courts.

19.          The Company, Group LP and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.          This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21.          Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriters, the Company and Group LP.

[remainder of page intentionally left blank]

Very truly yours,

MOELIS & COMPANY

By:	/s/ Osamu Watanabe
Name: Osamu Watanabe
Title: General Counsel

MOELIS & COMPANY GROUP LP

By:	Moelis & Company Group GP LLC

Its:	General Partner

By:	/s/ Osamu Watanabe
Name: Osamu Watanabe
Title: General Counsel

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

J.P. Morgan Securities LLC

By:	/s/ Alaoui Zenere
Name: Alaoui Zenere
Title: Vice President

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Michael Wise
Name: Michael Wise
Title: Managing Director

[Underwriter Signature Page to Underwriting Agreement]

SCHEDULE I
Underwriter	Number of Shares to be Purchased
J.P. Morgan Securities LLC	2,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,500,000
Total	5,000,000

Schedule I-1

SCHEDULE II

(a)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

•	Preliminary Prospectus Supplement dated August 1, 2018

•	As to each investor, the price paid by such investor

(b)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

None

(c)	Additional Documents filed with the Commission:

None.

Schedule II-1

SCHEDULE III

Management Directors, Executive Officers and Other Entities and Individuals to Deliver Lock-Up Agreements

•	Kenneth Moelis

•	Navid Mahmoodzadegan

•	Jeffrey Raich

•	Eric Cantor

•	Elizabeth Crain

•	Joseph Simon

•	Osamu R. Watanabe

Schedule III-1

ANNEX I

Form of Lock-Up Agreement

Moelis & Company

Lock-Up Agreement

August 1, 2018

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
One Bryant Park
New York, New York 10036

Re: Moelis & Company - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you (the “Underwriters”) propose to enter into an Underwriting Agreement with Moelis & Company, a Delaware corporation (the “Company”), and Moelis & Company Group LP, a Delaware limited partnership (“Group LP”), providing for a public offering (the “Public Offering”) of shares of Class A common stock of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, directly or indirectly, (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of any Shares, any shares of Class B common stock of the Company (“Class B Shares”), any partnership units in Group LP or any securities that are substantially similar to the Shares, or any options or warrants to purchase any Shares, any Class B Shares, any partnership units in Group LP or any securities convertible into, exchangeable for or that represent the right to receive Shares, Class B Shares or partnership units in Group LP, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Securities”); (ii) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Shares or securities convertible, exercisable or exchangeable into Shares or any of the Undersigned’s Securities; or (iii) publicly disclose the intention to do any of the foregoing. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such securities.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for forty-five 45 days after the date of the final prospectus used for the Public Offering.

Annex I-1

Notwithstanding the foregoing, the undersigned may transfer or dispose of the Undersigned’s Securities in the following cases:

(i)          any of the undersigned’s Shares acquired in open market transactions after the completion of the offering, provided that no filing under Section 13 or Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other public disclosure shall be required or shall be voluntarily made during the Lock-Up Period in connection with subsequent sales of the undersigned’s Shares acquired in such open market transactions;

(ii)          as a bona fide gift or gifts;

(iii)          as a distribution to partners, shareholders, stockholders, other equityholders, members or beneficiaries of the undersigned;

(iv)          to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value;

(v)          transfers to the undersigned’s affiliates or to any investment fund or other entity controlled by or under common control or management with the undersigned or its affiliates;

(vi)          transfers by will or intestacy;

(vii)          with the prior written consent of the Underwriter; or

(viii)          the undersigned’s Group LP Class A partnership units purchased by the Company from the undersigned with the proceeds of the Public Offering,

provided, that in the case of any transfer or disposition pursuant to clause (ii) through (v), (A) each doneee, transferee or distribuee shall sign and deliver a lock-up letter substantially in the form of this Lock-Up Agreement and (B) no filing under Section 13 or Section 16(a) of the Exchange Act or other public disclosure, reporting a reduction in beneficial ownership of Shares, shall be required or shall be voluntarily made during the Lock-Up Period.

[For the avoidance of doubt, any Shares owned by Moelis Asset Management LP shall not be included in the Undersigned’s Securities for purposes of this Lock-Up Agreement.]1

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation or any other entity, the corporation may transfer Shares, Class B Shares or partnership units of Group LP to any wholly-owned subsidiary of the undersigned; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Shares, Class B Shares or partnership units subject to the provisions of this Agreement and there shall be no further transfer of such Shares, Class B Shares or partnership units except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Securities except in compliance with the foregoing restrictions.

1 To be included in the Lock-up Agreement for Ken Moelis only.
Annex I-2

Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of the following: (i) prior to the execution of the Underwriting Agreement, the Company advises the Underwriters in writing, that it has determined not to proceed with the Public Offering, (ii) the Company files an application with the SEC to withdraw the registration statement related to the Public Offering, (iii) the Underwriting Agreement is executed but is terminated (other than with respect to the provisions thereof which survive termination) prior to payment for and delivery of the Shares to be sold thereunder or (iv) September 15, 2018, in the event that the Underwriting Agreement has not been executed by such date.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

[Exact Name of Stockholder]

Authorized Signature

Title

Annex I-3